UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — February 15, 2006

NUCRYST PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	000-51686	Not Applicable
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

NUCRYST Pharmaceuticals Corp.
50 Audubon Road
Wakefield, MA 01880
(Address of principal executive offices)
Registrant’s telephone number, including area code: (780) 992-5326
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
(Former name or former address, if changed since last report)

Item 2.02     Results of Operations and Financial Condition.
Please see Exhibit “A” attached.
Item 9.01     Financial Statements and Exhibits.
Exhibit “A” — Press Release re “NUCRYST Pharmaceuticals announces year-end results”.

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nucryst Pharmaceuticals Corp.
	By:	/s/ Carol L. Amelio
Carol L. Amelio
DATE: February 15, 2006		General Counsel and Corporate Secretary

EXHIBIT “A”
For immediate release
NUCRYST Pharmaceuticals announces year-end results
Wakefield, Massachusetts — February 15, 2006 — NUCRYST Pharmaceuticals Corp. today announced that for the year ended December 31, 2005, it recorded a net loss of $2.6 million, or 27 cents per share on revenues of $23.6 million, compared to net income of $1.3 million, or 14 cents a share on revenues of $24.7 million in the previous year. The Company’s wound care product revenue of $18.6 million increased 27 per cent in 2005 compared to $14.7 million in 2004. Results in 2005 include the achievement of a $5-million milestone payment from Smith & Nephew plc related to the sales of Smith & Nephew’s Acticoat™ dressings, compared to $10 million in milestone payments in 2004.
For the three months ended December 31, 2005, the company posted a net loss of $2.8 million, or 29 cents per share, on revenues of $4.8 million compared to a net loss of $1.4 million, or 14 cents a share, on revenue of $4.9 million in the fourth quarter of 2004.
At December 31, 2005 NUCRYST had $35.9 million in cash and short term investments.
NUCRYST and Smith & Nephew have agreements under which NUCRYST receives reimbursement for manufacturing costs and royalties and may also receive milestone payments based on sales of Smith & Nephew’s Acticoat™ dressings for serious wounds, including burns and chronic wounds. As of December 31, 2005, NUCRYST earned $19 million in milestone payments of a potential $56.5 million under the agreements.
“2005 was a year of significant achievement for NUCRYST including a successful IPO, record revenue from our SILCRYST™ medical coatings business and the start of our second Phase 2 clinical trial for our promising NPI 32101 topical cream for skin conditions such as atopic dermatitis, a common form of eczema,” said Scott H. Gillis, President & CEO, NUCRYST Pharmaceuticals. “In 2006 we will build on our strong foundation as we continue to grow our medical coatings business and explore new applications for our active pharmaceutical ingredient.”
Financial Information Follows
NUCRYST Pharmaceuticals (NASDAQ: NCST; TSX: NCS) develops, manufactures and commercializes medical products that fight infection and inflammation using its patented nanocrystalline silver technology. Advanced wound care products with the company’s SILCRYST™ coatings are sold by Smith & Nephew plc under an exclusive license in over 30 countries under its Acticoat™ trademark. NUCRYST is also developing pharmaceutical products to address medical conditions that are characterized by both infection and inflammation. The company has developed its nanocrystalline silver in a powder form for use as an active pharmaceutical ingredient, referred to as NPI 32101.

For more information contact:
David Wills
Investor Relations
NUCRYST Pharmaceuticals Corp.
(416) 504-8464
info@nucryst.com
www.nucryst.com
All amounts in US dollars
SILCRYST™ is a trademark of NUCRYST Pharmaceuticals Corp.
Acticoat™ is a trademark of Smith & Nephew plc
Some of the statements above may constitute forward-looking statements within the meaning of securities legislation in the United States and Canada. In particular, statements regarding our future growth in 2006 may be forward-looking statements for purposes of the U.S. and Canada securities laws or otherwise. Factors that could cause our actual results to differ materially from those indicated in these statements include: the initiation, timing, progress and results of our preclinical and clinical trials, research and development programs; our relationship with Smith & Nephew; our reliance on sales of Acticoat™ products with our SILCRYST™ coatings; the implementation of our business model, strategic plans for our business, product candidates and technology; our ability to maintain and establish corporate collaborations; changes in general economic conditions; other risks and uncertainties unidentified at this time; management’s response to these factors; and other factors described under “Risk Factors” in our Registration Statement on Form F-1 filed with the U.S. Securities & Exchange Commission. NUCRYST disclaims any intention or obligation to revise forward-looking statements whether as a result of new information, future developments or otherwise. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.

NUCRYST PHARMACEUTICALS CORP.
Financial Highlights
(unaudited)
(thousands of U.S. dollars except share and per share data)

	Three Months Ended,		Twelve Months Ended
	December 31,		December 31,
Consolidated Statements of Operations	2005	2004	2005	2004

Revenue	$4,780	$4,949	$23,636	$24,682
(Loss) income from operations	(1,906)	(475)	856	4,448
Net (loss) income	(2,835)	(1,388)	(2,641)	1,348
Net (loss) income per common share
— basic and diluted	(0.29)	(0.14)	(0.27)	0.14
Weighted average number of common shares outstanding
— basic	9,874,239	9,727,500	9,764,486	9,727,500
— diluted	9,874,239	9,727,500	9,764,486	9,905,464

	December 31,
Consolidated Balance Sheets	2005	2004

Cash and cash equivalents	$35,901	$948
Current assets	48,992	8,002
Total assets	59,460	15,597
Current liabilities	45,691	37,181
Shareholders’ equity (deficit)	13,769	(21,584)

	Three Months Ended,		Twelve Months Ended
	December 31,		December 31,
Other Data	2005	2004	2005	2004

Revenue
Wound care product revenue	$4,780	$4,949	$18,636	$14,682
Milestone revenue	—	—	5,000	10,000

Total revenue	$4,780	$4,949	$23,636	$24,682

Manufacturing costs	$2,739	$2,502	$10,015	$7,141

Gross margin excluding milestone revenue	$2,041	$2,447	$8,621	$7,541

Gross margin percent excluding milestone revenue	42.7%	49.4%	46.3%	51.4%

NUCRYST Pharmaceuticals Corp.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended,		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004

	(thousands of U.S. dollars except share and per share data)

Revenue
Wound care product revenue	$4,780	$4,949	$18,636	$14,682
Milestone revenue	—	—	5,000	10,000

	4,780	4,949	23,636	24,682

Costs
Manufacturing	2,739	2,502	10,015	7,141
Research and development	2,683	1,914	8,520	8,971
General and administrative	1,188	954	3,945	3,901
Depreciation and amortization	76	54	300	221

(Loss) income from operations	(1,906)	(475)	856	4,448

Foreign exchange gains (losses)	116	(122)	193	82
Interest income	12	21	12	66
Interest expense	(967)	(808)	(3,540)	(3,229)

(Loss) income before income taxes	(2,745)	(1,384)	(2,479)	1,367
Current income tax expense	(90)	(4)	(162)	(19)

Net (loss) income	$(2,835)	$(1,388)	$(2,641)	$1,348

(Loss) income per common share
Net (loss) income — basic and diluted	$(0.29)	$(0.14)	$(0.27)	$0.14

Weighted average number of common shares outstanding:
— basic	9,874,239	9,727,500	9,764,486	9,727,500
— diluted	9,874,239	9,727,500	9,764,486	9,905,464

NUCRYST Pharmaceuticals Corp.
Consolidated Balance Sheets
(unaudited)

	December 31,	December 31,
	2005	2004

	(thousands of U.S. dollars, except share data)

ASSETS

Current
Cash and cash equivalents	$35,901	$948
Accounts receivable — net	6,401	4,187
Inventories	6,569	2,727
Other	121	140

	48,992	8,002

Restricted cash	130	128
Capital assets — net	9,464	6,561
Intangible assets — net	874	906

	$59,460	$15,597

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current
Accounts payable and accrued liabilities	$4,991	$3,699
Accounts payable and accrued liabilities to related party	1,058	—
Indebtedness to related party	39,642	33,482

	45,691	37,181

Shareholders’ equity (deficit)
Common shares no par value, unlimited shares authorized: issued and outstanding — 14,227,500 and 9,727,500 shares at December 31, 2005 and 2004, respectively	$42,629	$3,534
Accumulated other comprehensive loss	(5,281)	(4,180)
Accumulated deficit	(23,579)	(20,938)

Total shareholders’ equity (deficit)	13,769	(21,584)

	$59,460	$15,597

NUCRYST Pharmaceuticals Corp.
Consolidated Cash Flow Statements
(unaudited)

	Three Months Ended,		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004

	(thousands of U.S. dollars)

Operating activities
Net (loss) income	$(2,835)	$(1,388)	$(2,641)	$1,348
Items not affecting cash
Depreciation and amortization	376	232	1,282	875
Dividends on preferred shares	—	—	—	389
Accounts receivable	3,713	2,898	(2,000)	(1,254)
Inventories	(1,396)	36	(3,612)	(850)
Other	(37)	(16)	22	(15)
Accounts payable and accrued liabilities	1,606	765	1,191	1,150
Accounts payable and accrued liabilities to related party	1,058	—	1,058	—
Accrued interest on indebtedness to related party	(386)	895	2,589	3,122

Cash provided from (used in) operating activities	2,099	3,422	(2,111)	4,765

Investing activities
Restricted cash	—	—	(2)	(2)
Capital expenditures	(477)	(1,247)	(3,784)	(1,817)
Intangible assets	(20)	(25)	(127)	(115)

Cash used in investing activities	(497)	(1,272)	(3,913)	(1,934)

Financing activities
Issuance of common shares, net of share issuance costs	39,095	—	39,095	—
Net (repayments to) advances from related party	(5,478)	(1,728)	1,662	(1,949)

Cash provided from (used in) financing activities	33,617	(1,728)	40,757	(1,949)

Effect of exchange rate changes on cash and cash equivalents	253	32	220	(135)

Net increase in cash and cash equivalents	35,472	454	34,953	747
Cash and cash equivalents at beginning of period	429	494	948	201

Cash and cash equivalents at end of period	$35,901	$948	$35,901	$948

NUCRYST Pharmaceuticals Corp.
Consolidated Statements of Shareholders’ Equity (Deficit)
(unaudited)

			Accumulated
			Other		Total
	Common Shares		Comprehensive	Accumulated	Comprehensive
	Number	Stated Amount	Loss	Deficit	Loss

	(thousands of U.S. dollars, except share data)

December 31, 2003	9,727,500	$3,534	$(2,479)	$(22,286)

Foreign currency translation adjustments	—	—	(1,701)	—	$(1,701)
Net income	—	—	—	1,348	1,348

December 31, 2004	9,727,500	3,534	(4,180)	(20,938)	(353)

Issuance of common shares	4,500,000	39,095	—	—	—
Foreign currency translation adjustments	—	—	(1,101)	—	(1,101)
Net loss	—	—	—	(2,641)	(2,641)

December 31, 2005	14,227,500	$42,629	$(5,281)	$(23,579)	$(3,742)